Exhibit 10.79

February 19, 2013

The United States Life Insurance Company in the City of New York

c/o SunAmerica Financial Group, Inc.

2727-A Allen Parkway

Houston, Texas 77019

Attention:  Chief Financial Officer

The United States Life Insurance Company in the City of New York

c/o SunAmerica Financial Group, Inc.

1999 Avenue of the Stars

Los Angeles, CA 90067

Attention:  General Counsel

Ladies and Gentlemen:

Reference is made to that certain Unconditional Capital Maintenance Agreement dated as of March 30, 2011 (as supplemented, the “Capital Maintenance Agreement”) by and between American International Group, Inc. and The United States Life Insurance Company in the City of New York (the “Company”).  Capitalized terms, unless otherwise defined herein, shall have the meanings set forth in the Capital Maintenance Agreement.

Pursuant to paragraph 3 of the Capital Maintenance Agreement, the undersigned parties hereby agree that effective as of February 19, 2013, the Specified Minimum Percentage shall equal 385%.  Accordingly, Schedule 1 to the Capital Maintenance Agreement shall be restated as follows:

“The Specified Minimum Percentage shall equal 385% of the Company’s Company Action Level RBC.”

Yours sincerely,

AMERICAN INTERNATIONAL GROUP, INC.

		By:	/s/ Charles S. Shamieh
Name: Charles S. Shamieh
Title: Senior Vice President and Chief Corporate Actuary

Acknowledged and agreed:

THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK

By:	/s/ Mary Jane B. Fortin
Name: Mary Jane B. Fortin
Title: Executive Vice President and Chief Financial Officer